                                                                EX-3.(i)(dd)

                            ARTICLES OF INCORPORATION
                                       OF
                             BRILL NEWSPAPERS, INC.

      FIRST: The name of the corporation is Brill Newspapers, Inc.

      SECOND: The corporation is organized for the purpose of transacting any or all lawful business, not required to be specifically stated herein, for which corporations may be incorporated under Virginia law.

      THIRD: The corporation shall have the authority to issue up to 1,000 shares of Class A common stock of the par value of $1.00 each and up to 150 shares of Class B common stock of the par value of $1.00 each. Shares of Class A common stock and Class B common stock shall be alike in all respects, provided that holders of Class B com-mon stock shall have no right to vote with respect to such stock except as may be required under Virginia law. No holder of shares of either class of common stock or any other securities of the corrporation shall be entitled to the pre-emptive right to subscribe to additional shares of either class of common stock to warrants or rights for the purchase of such shares or to securities convertible into such shares.

      FOURTH: The stated capital of the corporation may be reduced in any manner provided by law without the assent of the stockholders of the corporation.

      FIFTH: The post office address of the initial registered office is 1200 Mutual Building, in the City of Richmond, and the initial registered agent at that address is Charles W. Laughlin, who is a resident of the State of Virginia and a member of the Virginia State Bar.

      SIXTH: The number of directors shall not be less than the minimum number prescribed by law and shall be fixed by the by-laws of the corporation. The initial board of directors shall consist of the following directors whose names and addresses are:

            NAME              ADDRESS
            ----              -------

      Alan R. Brill           1162 Woodberry Road
                              Charlottesville, Va. 22901

      Bonnie P. Brill         1162 Woodberry Road
                              Charlottesville, Va. 22901

      Charles W. Laughlin     6609 Three Chopt Road
                              Richmond, Va .23226

      SEVENTH: The corporation shall indemnify each director and officer against liabilities (including judgments and fines and reasonable attorney's fees, costs and expenses and reasonable amounts paid in settlement) incurred by him in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (any of which is hereinafter referred to as a "proceeding") to which he may be made a party by reason of his being or having been a director or officer of the cor-poration, except in relation to any proceeding in which he has been adjudged liable because of willful misconduct, bad faith or gross negligence involved in the conduct of his office or, in relation to any criminal proceeding, in which he had reasonable cause to believe his conduct was unlawful (any of which behavior is hereinafter referred to as "misfeasance"), provided, however, that even if he is guilty of misfeasance he shall be entitled to such indemnification as shall be finally ordered by a court. In the event of the disposition of any proceeding in which no determination of misfeasance has been made, such indemnity shall be conditioned upon a prior determination that the director or officer acted in good faith and without misfeasance, and that such payments or obligations arc reasonable. Such determination shall be made (i) by-the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding, (ii) by independent legal counsel in a written opinion if such a quorum is not obtainable, or, even if obtainable, if a majority of disinterested directors so directs, or (iii) by the shareholders. Directors eligible to make any such determination or to -refer any such determination to independent legal counsel must act with reasonable promptness when indemnificaiton is sought by any director or officer. Expenses incurred in defending any proceeding may be paid by the corporation in advance of the final disposition of such proceeding, if authorized in the manner set forth in the preceding paragraph, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to indemnification. Every reference herein to director or officer shall include every director or officer or former director or officer of the cor-poration and every person who may have served at the request of the corporation or one of its subsidiaries as a director or officer or in a similar capacity of another corporation (stock or non-stock), partnership. joint venture, trust or other enterprise and, in all such cases, the heirs, executors, and administrators of such officer or director. The corporation may further indemnify each officer and director in any other manner permitted by law, and shall so indemnify them if directed to do so by the stockholders.


Dated:      May 5, 1981
                                          -------------------------------
                                          Douglas R. Maxwell Incorporator

                            Articles of Amendment of
                        The Articles of Incorporation of
                              BRILL NEWSPAPERS INC.

      1. In lieu of a special meeting by a written consent setting forth the resolution and signed by all directors of the corporation before the resolution was submitted to a vote of the stockholders entitled to vote thereon, the directors of Brill Newspapers, Inc. adopted a resolution finding that the following proposed amendment of the Articles of Incorporation of BRILL NEWSPAPERS, INC. was in the best interests of the corporation and directing that it be submitted to a vote of the corporation's stockholders entitled to vote thereon:

            That Section 2.2(n) ("Redemption of Convertible Preferred") of Subdivision A of Article "Third" of the Articles of Incorporation be amended by changing "January 31, 1990" appearing in the first sentence thereof to read: "January 31, 1993".

      2. The proposed amendment was adopted by the stockholders entitled to vote thereon by a written consent in lieu of a special meeting, which consent set forth the proposed amendment and was signed by all such stockholders.

      3. The number of shares of each class of stock of the corporation outstanding on the record date, the number of shares entitled to vote on the proposed amendment, and the number of shares voted for and against the proposed amendment were as follows:

            A.    Shares outstanding all classes:

            Class                               Shares Outstanding
            -----                               ------------------

            Class A Common Stock                      1,000
            Class B Common Stock                        150

            B.    Shares entitled to vote:

                         1,000 shares of Class A Common
                          150 shares of Class B Common

            C.    Shares voted:

                  FOR         -  1,000 shares of Class A Common
                              -    150 shares of Class B Common
                  AGAINST     -      0

      Executed in the name of the corporation by its President and its Secretary who declare under penalties of perjury that the facts stated herein are true.

Dated: January 26, 1982                   BRILL NEWSPAPERS, INC.


                                          BY
                                            ------------------------
                                          Alan R. Brill, President


                                          ---------------------------
                                          Bonnie P. Brill, Secretary

                              Articles of Amendment
                       of the Articles of Incorporation of
                             BRILL NEWSPAPERS, INC.

      1. In lieu of a special meeting, by a written consent setting forth the resolution and signed by all directors of the corporation, before the resolution was submitted to a vote of the stockholders entitled to vote thereon, the directors of Brill Newspapers, Inc adopted a resolution finding that the following pro\-posed amendment of the Articles of Incorporation of Brill Newspapers Inc. was in the best interests of the corporation and directing that it be submitted to a vote of the corporation's stockholders entitled to vote thereon:

            That Section 2 ("Involuntary Dissolution") of Subdivision C of Article "Third" of the Articles of Incorporation be amended to read as follows:

      2. Involuntary Dissolution. Upon any involuntary dissolution of the corporation, after provision for payment and discharge of (or making adequate provision for) all known debts, obligations, and liabilities of the corporation, there shall be no "amount payable" (within the meaning of Section 13.1-62 of the Code of Virginia) out of the corporation's net assets to the then holder of any share of the corporation's Preferred Stock or Common Stock, and the then remaining assets of the corporation shall be distributed ratably among the then holders of any then issued and outstanding shares of Preferred Stock in proportion to the number of shares of Preferred Stock then owned by each and the holders of shares of Common Stock shall have no right to any part of such remaining assets. If upon such involuntary dissolution no share of Preferred Stock is then issued and outstanding, the remaining assets of the corporation shall be distributed ratably among the then holders of shares of the corporation's Common Stock in proportion to the number of shares of Common Stock then owned by each.

      2. The proposed amendment was adopted by the stockholders entitled to vote thereon by a written consent in lieu of a special meeting, which consent set forth the proposed amendments and was signed by all such stockholders.

      3. The number of shares of each class of stock of the corporation outstanding on the record date, the number of shares entitled to vote on the proposed amendment, and the number of shares voted for and against the proposed amendment were as follows:

            A.    Shares outstanding, all classes:

            Class                         Shares Outstanding
            -----                         ------------------

            Class A Common Stock                1,000
            Class B Common Stock                  150

            B.    Shares entitled to vote:

                  1,000 shares of Class A Common
                    150 shares of Class B Common

            C.    Shares voted:

                  FOR         -  1,000 shares of Class A Common
                              -    150 shares of Class B Common
                  AGAINST     -      0

      Executed in the name of the corporation by its President and its Secretary who declare under penalties of perjury that the facts stated herein are true.

Dated:  January 27, 1982                  BRILL NEWSPAPERS, INC.


                                          BY
                                            -----------------------------
                                                Alan R. Brill, President

                                          --------------------------------
                                                Bonnie P. Brill, Secretary

                              Articles of Amendment
                       of the Articles of Incorporation of
                             BRILL NEWSPAPERS, INC.

      1. In lieu of a special meeting, by a written consent setting forth the resolution and signed by all directors of the corporation before the resolution was submitted to a vote of the stockholders entitled to vote thereon, the directors of Brill Newspapers, Inc. adopted a resolution finding that the following proposed amendment of the Articles of Incorporation of Brill Newspapers Inc. was in the best interests of the corporation and directing that it be submitted to a vote of the corporation's stockholders entitled to vote thereon:

            That Subsection 2.2 ("Redemption of Convertible Preferred") of
      Section 2 of Subdivision A of Article "Third of the Articles of Incorporation be amended to read as follows:

            2.2. Redemption of Convertible Preferred. (m) During any time when the corporation is contractually obligated then to purchase or redeem any share of the Convertible Preferred, or (n) during and after such time after January 31, 1993 as the Senior Preferred is or has been redeemed or repurchased in whole by the corporation the Convertible Preferred shall be redeemable in whole at any time or in part from time to time upon resolution of the corporation's board of directors upon payment out of funds legally available to the corporation therefor in lawful money of the United States of America in respect of each share of the Convertible Preferred then redeemed of the redemption price per share determined as follows: first (a) there shall be determined a sum equal to a percentage [which percentage shall be the greater of (p) 18.5% or (q) that percentage determined by dividing the number of shares of the corporation's Common Stock into which the then outstanding shares of the corporation's Convertible Preferred would then be convertible (regardless of whether such Convertible Preferred is in fact then convertible by the total number of all shares, of the corporation's Common Stock of all classes then outstanding and which would then be outstanding if all shares of Convertible Preferred were then converted (regardless of whether such Convertible Preferred then in fact convertible] of the higher of (x) the then fair market value of corporation, determined by an appraiser selected by corporation and (y) a value determined by (i) multiplying a sum representing the corporation's earnings as determined from its financial statement, on a consolidated basis with all of its then subsidiaries, for the corporation's then most recently concluded full fiscal year, without deduction for interest expense, taxes, non cash expense items, or non-recurring extraordinary expenses, but reduced by any contribution to corporation's cash flow theretofore arising from properties divested by the corporation during such fiscal year, by it and
      (ii) deducting from such product all of corporation's then liabilities (including as a liability all then out standing shares of the Senior Preferred) in excess of the corporation's then current assets, in each case as reflected in and determinable from corporation's financial statements, on a consolidated basis with all of its then subsidiaries, for such fiscal year, then (b) the sum determined pursuant to (a) shall be divided by the higher of (i) the number of shares Of Convertible Preferred then outstanding or (ii) twenty-one (21) and then (c) the result of (b) shall have added to it an amount equal to the sum of all accumulated but unpaid quarterly dividends with respect to such share of Convertible Preferred then being redeemed, as of the Redemption Date. The sum so achieved shall be the "Convertible Preferred Redemption Price" as to each such share.

      2. The proposed amendment was adopted by the stockholders entitled to vote thereon by a written consent in lieu of a special meeting, which consent set forth the proposed amendment and was signed by all such stockholders.

      3. The number of shares of stock of the corporation outstanding on the record date, the number of shares entitled to vote on the proposed amendment, the number of shares voted for and against such amendment, the number of shares of each class or series entitled to vote as a class and the number of shares of each such class or series voted for or against such amendment were as follows:

            A.  Shares outstanding all classes:

                  Class                               Shares Outstanding
                  -----                               ------------------

            Class A Common Stock                            1,000

            Class B Common Stock                              150

            Senior Cumulative Preferred Stock                  70

            Convertible Preferred Stock                        21

            B.    Shares entitled to Vote, all classes:

                  1,000 shares of Class A Common

                    150 shares of Class B Common

                     70 shares of Senior Cumulative Preferred

                     21 shares of Convertible Preferred

            C.    Shares, classes, voted:

                  FOR         - 1,241

                  AGAINST     -     0

            D.    Shares entitled to vote and voted as a class:

                                Number          Voted        Voted
      Class or Series         Outstanding        For        Against
      ---------------         -----------        ---        -------

      Class A Common          1,000             1,000          0

      Class B Common            150               150          0

      Senior Cumulative
        Preferred                70                70          0

      Convertible
        Preferred                21                21          0

      Executed in the name of the corporation by its President and its Secretary who declare under penalties of perjury that the facts stated herein are true.

Dated:  June 21, 1982                     BRILL NEWSPAPERS, INC.


                                          By:
                                             ---------------------------
                                                Alan R. Brill, President

                                          By:
                                             ----------------------------
                                                Bonnie P. Brill, Secretary

                              Articles of Amendment
                       of the Articles of Incorporation of
                             BRILL NEWSPAPERS, INC.

      1. In lieu of a special meeting, by a written consent setting forth the resolution and signed by all directors of the corporation, before the resolution was submitted to a vote of the stockholders entitled to vote thereon the directors of Brill Newspapers, Inc. adopted a resolution finding that the following proposed amendment of the Articles of Incorporation of Brill Newspapers, Inc. was in the best interests of the corporation and directing that it be submitted to a vote of the corporation's stockholders entitled to vote thereon:

      That the Articles of Incorporation be amended by striking therefrom Article "THIRD" in its entirety and substituting in lieu thereof the following:

      "THIRD: Capital Stock. The corporation is authorized to issue four classes of stock. The aggregate number of shares which the corporation shall have authority to issue, the maximum number of shares of each class which the corporation is authorized to issue, and the par value of each share of each class are as follows:

            The aggregate number of shares which the corporation shall have authority to issue is 3,270, divided as follows:

      Name of Class           Number of Shares        Par Value
      -------------           ----------------        ---------

      Senior Cumulative
        Preferred Stock                 70            $1.00

      Convertible
        Preferred Stock                200             1.00

      Class A Common Stock           1,000             1.00

      Class B Common Stock           2,000             1.00

            A description of the designations, preferences, limitations, voting rights, and relative rights in respect of the shares of each class is as follows:

            As used in these Articles the term "Common Stock" shall refer to both the Class A Common Stock, $1.00 par value (the "Class A Common") and the Class B Common Stock, $1.00 par value (the "Class B Common"), and the term "Preferred" shall refer to both the Senior Cumulative Preferred Stock (the "Senior Preferred") and the Convertible Preferred Stock (the "Convertible Preferred").

                  A. PREFERRED STOCK

      1. Dividends.

            1.1 Senior Preferred. The holders of shares of the Senior Preferred shall be entitled to receive, when and as declared by the board of directors and paid, out of funds legally available for such purpose in accordance with the laws of the Commonwealth of Virginia, dividends in lawful money of the United States of America at the rate of $1,200.00 per share per annum, playable, when declared and paid, quarterly on the last business day of April (beginning April, 1982), July, October, and January of each year in equal quarterly installments of $300.00 each. As to each issued and outstanding share of the Senior Preferred such dividends shall accumulate if not paid, whether or not declared.

            1.2 Convertible Preferred. The holders of shares of the Convertible Preferred shall be entitled to receive, when and as declared by the board of directors out of funds legally available for such purpose in accordance with the laws of the Commonwealth of Virginia, dividends in lawful money of the United States of America at the rate of $.12 (US) per share per annum, payable quarterly on the last business day of March, June, September, and December of each year in equal installments. As to each issued and outstanding share of the Convertible Preferred such dividends shall accumulate if not paid, whether or not declared.

            1.3 Preference. So long as any share of the Preferred is outstanding, no dividend in respect of any Common Stock or other class of stock ranking junior to the Preferred in respect of dividends or of the amounts payable upon any voluntary liquidation, dissolution, or winding up of the corporation shall be paid unless and until a full dividend on each of the then outstanding shares of Preferred, for the applicable annual dividend period, and any and all then accumulated but unpaid dividends with respect to the Preferred, shall theretofore have been paid at the dividend rates set forth above. Holders of the Preferred shall be entitled to no participation rights.

      2. Redemption.

            2.1 Redemption of Senior Preferred. The Senior Preferred shall be redeemable in whole at any time or in part from time to time upon resolution of the corporation's board of directors upon payment out of funds legally available to the corporation therefor in lawful money of the United States of America in respect of each share of Senior Preferred redeemed of $10,000.00 plus an amount equal to the sum of (i) all accumulated but unpaid quarterly dividends with respect to such share of Senior Preferred as of the Redemption Date, and (ii) any interest accrued thereon as, and to the extent, provided in Section 1.1. ("Senior Preferred Redemption Price").

            2.2. Redemption of Convertible Preferred. (m) During any time when the corporation is contractually obligated then to purchase or redeem any share of the Convertible Preferred, during and after such time after January 31, 1990 as the Senior Preferred is or has been redeemed or repurchased in whole by the corporation, the Convertible Preferred shall be redeemable in whole at any time or in part from time to time upon resolution of the corporation's board of directors upon payment out of funds legally available to the corporation therefor in lawful money of the United States of America in respect of each share of the Convertible Preferred then redeemed of the redemption price per share determined as follows: (a) first there shall be determined a sum equal to a percentage [which percentage shall be determined by dividing the number of shares of the corporation's Common Stock into which the then outstanding shares of the corporation's Convertible Preferred would then be convertible (regardless of whether such Convertible Preferred is in fact then convertible) by the total number of all shares of the corporation's Common Stock of all classes then outstanding and which would then be outstanding if all shares of Convertible Preferred were then converted (regardless of whether such Convertible Preferred is then in fact convertible)I of the higher of (x) the then fair market of corporation, determined by an appraiser selected by corporation and (y) a value determined by (i) multiplying a sum representing the corporation's earnings as determined from its financial statement, on a consolidated basis with all of its then subsidiaries, for the corporation's then most recently concluded full fiscal year, without deduction for interest expense, taxes, non-cash expense items, or non-recurring extraordinary expenses, but reduced by any contribution to corporation's cash flow theretofore arising from properties divested by the corporation during such fiscal year, by and (ii) deducting from such product all of corporation's then liabilities (including as a liability all then outstanding shares of the Senior Preferred) in excess of the corporation's then current assets, in each case as reflected in and determinable from corporation's financial statements, on a consolidated basis with all of its then subsidiaries, for such fiscal year, then (b) the sum determined pursuant to (a) shall be multiplied by a fraction equal to (i) the number of shares of Convertible Preferred then outstanding divided by (ii) the higher of (x) the number of shares of convertible Preferred then outstanding, or (y) twenty-one (21); then (c) the product determined by
      (b) shall be divided by the number of shares of Convertible Preferred then issued and outstanding; and (d) the result of (c) shall have added to it an amount equal to the sum of all accumulated but unpaid quarterly dividends with respect to such share of Convertible Preferred then being redeemed, as of the Redemption Date; and the sum so achieved shall be the "Convertible Preferred Redemption Price" as to each such share.

            2.3. Notice. Not less than 30 days' prior written notice ("Notice of Redemption") shall be given by certified mail, postage prepaid, to each holder of record of the shares of Preferred to be redeemed, at the holder's post office address as shown in the records of the corporation. Said notice shall specify the amount of the redemption price and the place at which and the date, which date shall not be a legal holiday in the Commonwealth of Virginia, on which the shares called for redemption will be redeemed ("Redemption Date").

            2.4 Notice of Redemption. If Notice of Redemption shall have been duly given and a sum sufficient for such redemption shall have been deposited with a bank or trust company with irrevocable instructions and authority to pay the applicable redemption price to the then holders of shares of Preferred so called for redemption upon surrender of certificates therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, on and after the later of the date of mailing of the Notice of Redemption or such deposit of the applicable redemption price, the shares so called for redemption shall no longer be deemed outstanding, and all rights with respect to the shares so called for redemption shall forthwith cease and determine (excepting only the right of the holders thereof to receive the amount payable upon redemption thereof, without interest thereon); provided, however, that the right to convert any shares of Convertible Preferred called for redemption into shares of Class B Common as provided by Section 5. of Subdivision A hereof shall continue until the Redemption Date.

            2.5. Manner of Redemption. Subject to the provisions hereof, the board of directors shall have authority to prescribe the manner in which the Preferred shall be redeemed from time to time; provided, however, that in the case of the redemption of only a part of the outstanding shares of the Preferred, there shall be redeemed from each registered holder thereof in whole shares, as nearly as practicable to the nearest share, the proportion of all of the shares of such class to be redeemed which the number of shares held of record by such holder bears to the total number of shares of such class at the time outstanding.

            2.6 Interest; Escheat. From time to time any bank or trust company holding any funds deposited for redemption of any shares of Preferred shall pay to the corporation any interest accrued on such deposited funds; any funds so deposited and unclaimed at the end of the period of time prescribed by ss. 55-210.6 of the Code of Virginia, or any successor provision, as from time to time amended, shall be disposed of in accordance with the then existing laws of the Commonwealth of Virginia, and each holder of a share of Preferred so called for redemption who shall not have received the applicable redemption price therefor prior to such disposition shall have only such rights as are accorded such a stockholder under the then existing laws of the Commonwealth of Virginia.

            2.7. Redeemed, Converted, or Otherwise Acquired Shares to be Retired. Any shares of Preferred redeemed pursuant to this Section 2. or surrendered for conversion pursuant to Section 5. of this Subdivision A, or otherwise acquired by the corporation in any manner whatsoever, shall be permanently retired and shall not under any circumstances be reissued, and the corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized Preferred accordingly.

      3. Voting Rights of Preferred. Except as voting rights may be expressly conferred upon any such shares by the laws of the Commonwealth of Virginia as in effect at the time, the holders of shares of Preferred shall have no right to vote on any matter.

      4. Voluntary Dissolution, Liquidation, etc. Upon any voluntary dissolution, liquidation, or winding up of the corporation, after provision for payment and discharge of (or making adequate provision for) all known debts, obligations, and liabilities of the corporation, the then holders of the shares of the Preferred shall be entitled, before any distribution or payment is made upon any shares of the Common Stock, to be paid in cash for each such share an amount equal to the redemption price applicable to such share (the "Preferred Liquidation Price"). If upon any voluntary liquidation, dissolution, or winding up, after payment and discharge of, or making adequate provision for, all known debts, obligations, and on liabilities of the corporation, the corporation's then assets shall be insufficient to permit payment to said holders of the Preferred Liquidation Price, then all of the assets of the corporation then remaining shall be distributed ratably among the then holders of the shares of Preferred. Written notice of such voluntary liquidation, dissolution, or winding up, stating a payment date, the amount of the Preferred Liquidation Price, the place where said sums shall be payable, and containing a statement of or reference to the conversion right set forth in Section 5. of this Subdivision A, shall be given by certified mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Preferred, such notice to be addressed to each holder at his post office address as shown by the records of the corporation. Neither consolidation nor merger of the corporation into or with any other corporation or corporations, nor any other corporation's merger into the corporation, nor the sale or transfer by the corporation of all or any part of its assets, nor the reduction of the capital stock of the corporation, shall be deemed to be a liquidation, dissolution, or winding up of the corporation within the meaning of any provision of these Articles.

      5. Conversion.

            5.1 Conversion of the Convertible Preferred into Class B Common. Subject to the terms and conditions of this Section 5. and of Section 2.2., the holder of any share of Convertible Preferred then outstanding, shall have the right during any period (a) after the giving of a Notice of Redemption and until the Redemption Date as established by such notice, as to shares of the Convertible Preferred called for redemption by such notice, (b) when Alan R. Brill owns less than a majority of the voting common stock of this corporation, as to shares of Convertible Preferred, or (c) during any period when more than thirty holders are record owners of shares of the corporation's Class A Common Stock, the periods described in (a)-(c) hereinafter being severally and collectively referred to as the "Conversion Period". Upon compliance with provisions of this Section 5,9 each eligible share of Convertible Preferred then outstanding which is properly delivered for conversion during a Conversion Period shall be then converted into 12.48 shares of Class B Common. Such right of conversion may be exercised during a Conversion Period, and only during a Conversion Period, by the holder of a share or shares of Convertible Preferred then eligible for conversion by (i) giving written notice to the corporation that such holder elects to convert a stated number of shares of the Convertible Preferred into shares of Class B Common on the date specified in such notice ("Conversion Date"). which date shall not be less than twenty (20) days after the date of such written notice, and (ii) by delivering and surrendering the certificate or certificates for the Convertible Preferred so to be converted to the corporation, at the office of the corporation at 1200 Mutual Building, Richmond, Virginia 23219,
      Attention: Charles W. Laughlin, Esquire, (or at such other office as the corporation may designate by written notice, given by certified mail, postage prepaid, to all holders of Convertible Preferred) at any time during its usual business hours on or before the Conversion Date, duly endorsed or assigned to the corporation, or in blank, together with a statement of the name or names (with addresses) of the person or persons to whom the certificates for Class B Common shall be issued upon conversion.

            On or before the Conversion Date, upon receipt of the written notice referred to above and surrender of the certificate or certificates for the share or shares of Convertible Preferred to be converted, the corporation shall issue and mail, or cause to be issued and mailed, to the holder giving such notice at the then address for such stockholder appearing on the corporation's records, registered in such name or names as such holder shall have directed in said notice, a certificate or certificates for the number of full shares of Class B Common issuable upon conversion of such Convertible Preferred share or shares and a check or other order for the amount of any cash payable in respect of any fractional share of Class B Common.

            5.2 Antidilution. The conversion rate provided in Section 5.1 above shall only be adjusted as follows: (a) If the corporation shall issue
s      additional shares of Common Stock (other than shares of Class B Common
      Stock issued upon conversion of shares of Convertible Preferred) or securities convertible into shares of Common Stock (except for shares of Convertible Preferred issued upon the exercise of warrants therefor), or shall pay a dividend in shares of Common Stock (or in securities convertible into Common Stock) the conversion rate applicable to the Convertible Preferred shall be proportionately increased (so that the ratio of (u) the number of shares of Class B Common into which all the outstanding Convertible Preferred Stock is convertible (regardless of whether such securities are then convertible), to (v) the total number of shares of all Common Stock outstanding, and which would then be outstanding if all securities convertible into shares of Common Stock had been converted (regardless of whether such securities were then convertible), remains the same], effective immediately before the opening of business on the next full business day after the record date fixed for determination of the stockholders entitled to such dividend; and (b) If the corporation shall split up the outstanding shares of either class of its Common Stock into a greater number of shares or if it shall combine the outstanding shares of either class into a smaller number, the conversion rate applicable to the Convertible Preferred shall be proportionately (based on the ratio described above) increased in the case of a split or decreased in the case of a combination, effective immediately before the opening of business on the full business day next following the day such action becomes effective. Upon (i) any reclassification or change in the outstanding shares of Common Stock (other than a stock dividend or a Split-up or combination of shares), or
      (ii) any consolidation or merger to which the corporation is a party (except a merger in which the corporation is the surviving corporation and which does not result in any reclassification of or change in any class of the outstanding Common Stock other than a split-up or combination of shares). or (iii) any sale or conveyance to another corporation of all or substantially all of the property of the corporation for securities of another corporation, effective provision shall be made by the corporation (or by the successor or purchasing corporation) so that holders of Convertible Preferred then outstanding shall thereafter have the right to convert such shares into the kind and amount of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale, or conveyance by a holder of the number of shares of Class B Common into which such shares of Preferred Stock might have been converted immediately prior thereto. The provisions of this subparagraph shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales, or conveyances. Any provision that shall be made for the purposes specified in this subparagraph which shall have been approved by a resolution or resolutions of the Board of Directors of the corporation, and which, in the opinion of independent certified public accountants selected by the corporation, are fair and equitable, shall be binding and conclusive upon all holders of shares of the Convertible Preferred then outstanding.

            5.3 Fractional Share. The corporation shall not issue any fractional share of Class B Common upon conversion of any share or shares of Convertible preferred but shall pay for any such fractional share in cash based on the fair value of one share of Class B Common as of the date of conversion as then determined by the Board of Directors.

                  B. COMMON STOCK

      1. Dividends, Voting, and Other Rights. The dividend and other rights of a holder of one share of Class A Common shall be identical to the dividend and other rights of a holder of one share of Class B Common, except that holders of the Class B Common shall have no right to vote except as may be required under Virginia law.

      2. Reservation. Hereafter the corporation will at all times reserve and keep available such shares of its Class B Common as are authorized but unissued as of the effective date of this amendment, solely for the purpose of issue upon conversion of the shares of the Convertible Preferred as herein provided. The corporation covenants that all shares of the Class B Common which shall be so issuable shall, when issued, be duly and validly issued, fully paid, and nonassessable.

            The Issuance of certificates for Class B Common upon such conversion as hereinabove set forth shall be made without charge to the holders of such Class B Common for any issuance tax in respect thereof, provided that the corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of shares converted.

                  C. CERTAIN OTHER PROVISIONS

      1. Preemptive Rights. No holder of any share of Preferred Stock or Common Stock shall have any preemptive right to subscribe for additional shares of any class of capital stock or to receive warrants or rights for the purchase of shares of any class of stock or to receive securities convertible into shares of any class of stock.

      2. Involuntary Dissolution. Upon any involuntary dissolution of the corporation, after provision for payment and discharge of (or making adequate provision for) all known debts, obligations, and liabilities of the corporation, there shall be no " amount payable" (within the meaning of Section 13.1-62 of the Code of Virginia) out of the corporation's net assets to the then holder of any share of the corporation's Preferred Stock or Common Stock, and the then remaining assets of the corporation shall be distributed ratably among the then holders of any then issued and outstanding shares of Common Stock and Preferred Stock in pro-portion to the number of shares of Common Stock and Preferred Stock then owned by each. If upon such involuntary dissolution no share of Preferred Stock is then issued and outstanding, the remaining assets of the corporation shall be distributed ratably among the then holders of shares of the corporation's Common Stock In proportion to the number of shares of Common Stock then owned by each.

      2. The proposed amendment was adopted by the stockholders entitled to vote thereon of a written consent in lieu of a special meeting, which consent set forth the proposed amendments and was signed by all such stockholders.

      3. The number of shares of each class of stock of the corporation outstanding on the record date, the number of shares entitled to vote on the proposed amendment, and the number of shares voted for and against the proposed amendment were as follows:

            A.    Shares outstanding, all classes:

            Class                               Shares Outstanding
            -----                               ------------------

            Class A Common Stock                      1,000
            Class B Common Stock                        150

            B.    Shares entitled to vote:

                  1,000 shares of Class A Common
                    150 shares of Class B Common

            C.    Shares voted:
                  FOR         -  1,000 shares of Class A Common
                                    150 shares of Class B Common

                  AGAINST     -     0

      Executed in the name of the corporation by its President and its Secretary who declare under penalties of perjury that the facts stated herein are true.

      Dated: January 20, 1982             BRILL NEWSPAPERS, INC.


                                          BY
                                            ----------------------------
                                                Alan R. Brill, President

                                          ------------------------------
                                          Bonnie P Brill, Secretary